Exhibit 99.1

Byline Bancorp, Inc. Reports Third Quarter 2017 Financial Results

Third Quarter 2017 Summary

•	Net income of $9.8 million
•	Net interest margin improves to 4.18%
•	Loan originations of $135.8 million
•	Return on average assets improves to 1.17%
•	Loan to deposit ratio increases to 88.01%

Chicago, IL, October 26, 2017 – Byline Bancorp, Inc. (NYSE: BY), the parent company of Byline Bank, today reported net income of $9.8 million, or $0.32 per diluted share, for the third quarter of 2017, compared with net income of $6.1 million, or $(0.18) per diluted share, for the second quarter of 2017, and net income of $1.6 million, or $0.08 per diluted share, for the third quarter of 2016.

“We delivered a strong quarter driven by solid loan and lease growth and an expanding net interest margin,” said Alberto J. Paracchini, President and Chief Executive Officer of Byline Bancorp, Inc.  “We are gaining more traction with our business development efforts as we’ve moved through the year.  We had $135.8 million in gross loan originations during the third quarter, which resulted in double-digit annualized loan and lease growth despite consistent elevated pay-off activity. Our net interest margin is benefiting from a better mix of earning assets, higher loan yields and relatively stable funding costs.  As a result, we are seeing a positive impact on our margin and a higher level of net interest income,” said Mr. Paracchini.

STATEMENTS OF OPERATIONS

Net Interest Income

The following table presents net interest income for the periods indicated:

	Three Months Ended				Nine Months Ended
	September 30,	June 30,	March 31,	September 30,	September 30,	September 30,
(dollars in thousands)	2017	2017	2017	2016	2017	2016
INTEREST AND DIVIDEND INCOME
Interest and fees on loans and leases	$30,933	$29,181	$28,396	$19,081	$88,510	$56,334
Interest on taxable securities	3,720	3,703	3,790	3,312	11,213	10,492
Interest on tax-exempt securities	174	151	133	152	458	509
Other interest and dividend income	217	280	169	112	666	254
Total interest and dividend income	35,044	33,315	32,488	22,657	100,847	67,589
INTEREST EXPENSE
Deposits	2,112	1,923	1,483	1,063	5,518	3,281
Federal Home Loan Bank advances	850	772	660	200	2,282	371
Subordinated debentures and other borrowings	670	809	807	529	2,286	1,571
Total interest expense	3,632	3,504	2,950	1,792	10,086	5,223
Net interest income	$31,412	$29,811	$29,538	$20,865	$90,761	$62,366

Byline Bancorp, Inc.

The following table presents the quarter-to-date schedule of average interest-earning assets and average interest-bearing liabilities for the periods indicated:

	For the Three Months Ended
		September 30,			June 30,
	2017			2017
(dollars in thousands)	Average Balance(5)	Interest Inc / Exp	Average Yield / Rate	Average Balance(5)	Interest Inc / Exp	Average Yield / Rate
ASSETS
Cash and cash equivalents	$48,354	$106	0.87%	$80,327	$174	0.87%
Loans and leases(1)	2,193,076	30,933	5.60%	2,153,482	29,181	5.44%
Securities available-for-sale(2)	602,146	3,181	2.10%	605,688	3,134	2.08%
Securities held-to-maturity	111,345	650	2.32%	116,931	675	2.32%
Tax-exempt securities	26,166	174	2.63%	21,413	151	2.83%
Total interest-earning assets	$2,981,087	$35,044	4.66%	$2,977,841	$33,315	4.49%
Allowance for loan and lease losses	(14,570)			(12,377)
All other assets	340,669			319,201
TOTAL ASSETS	$3,307,186			$3,284,665
LIABILITIES AND STOCKHOLDERS’ EQUITY
Deposits
Interest checking	$186,447	$29	0.06%	$187,825	$31	0.07%
Money market accounts	388,365	275	0.28%	374,383	226	0.24%
Savings	441,096	79	0.07%	447,324	79	0.07%
Time deposits	758,518	1,729	0.90%	799,285	1,587	0.80%
Total interest bearing deposits	1,774,426	2,112	0.47%	1,808,817	1,923	0.43%
Federal Home Loan Bank advances	222,800	850	1.51%	225,579	772	1.37%
Other borrowed funds	60,418	670	4.40%	76,255	809	4.26%
Total borrowings	283,218	1,520	2.13%	301,834	1,581	2.10%
Total interest bearing liabilities	$2,057,644	$3,632	0.70%	$2,110,651	$3,504	0.67%
Non-interest checking	748,523			745,907
Other liabilities	42,577			31,290
Total stockholders’ equity	458,442			396,817
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$3,307,186			$3,284,665
Net interest spread(3)			3.96%			3.82%
Net interest income		$31,412			$29,811
Net interest margin(4)			4.18%			4.02%

Net loan accretion impact on margin		$2,166	0.29%		$2,471	0.33%
Net interest margin excluding loan accretion(6)			3.89%			3.69%
(1)	Loan and lease balances are net of deferred origination fees and costs and initial indirect costs. Non-accrual loans and leases are included in total loan and lease balances.
(2)	Interest income and rates exclude the effects of a tax equivalent adjustment to adjust tax exempt investment income on tax-exempt investment securities to a fully taxable basis due to immateriality.
(3)	Represents the average rate earned on interest-earning assets minus the average rate paid on interest-bearing liabilities.
(4)	Represents net interest income (annualized) divided by total average earning assets.
(5)	Average balances are average daily balances.
(6)	Represents a non-GAAP financial measure. See “Reconciliation of non-GAAP Financial Measures” for a reconciliation of our non-GAAP measures to the most directly comparable GAAP financial measure.

Net interest income for the third quarter of 2017 was $31.4 million, an increase of $1.6 million from $29.8 million for the second quarter of 2017.

Byline Bancorp, Inc.

The increase in net interest income was primarily due to:

•	An increase of $1.8 million in interest and fees on loans and leases, primarily due to the growth in the originated loan and lease portfolio and increased average yields; and
•	A decrease of $139,000 in interest expense on other borrowings, primarily due to the repayment of the outstanding balance of $16.2 million under the Company’s line of credit during the quarter.

Partially offset by:

•	An increase of $189,000 in interest expense on deposits, primarily due to higher rates on interest-bearing deposit accounts; and
•	An increase of $78,000 in interest expense on Federal Home Loan Bank advances, primarily due to higher rates.

Net interest margin for the third quarter of 2017 was 4.18%, an increase of 16 basis points from the second quarter of 2017. The primary driver of the increase in the net interest margin was due to the mix of earning assets, driven by the increased volume of, and related yields on, loans and leases during the quarter.

Provision for Loan and Lease Losses

The provision for loan and lease losses was $3.9 million for the third quarter of 2017, an increase of $385,000 compared to $3.5 million for the second quarter of 2017.  This increase was primarily driven by the growth in the loan and lease portfolio.

Non-interest Income

The following table presents the components of non-interest income for the periods indicated:

	Three Months Ended				Nine Months Ended
	September 30,	June 30,	March 31,	September 30,	September 30,	September 30,
(dollars in thousands)	2017	2017	2017	2016	2017	2016
NON-INTEREST INCOME
Fees and service charges on deposits	$1,418	$1,348	$1,219	$1,465	$3,985	$4,227
Servicing fees	959	1,076	919	—	2,954	—
ATM and interchange fees	1,495	1,499	1,348	1,470	4,342	4,392
Net gains on sales of securities available-for-sale	—	—	8	802	8	3,231
Net gains (losses) on sales of loans	7,499	8,445	8,082	(60)	24,026	(39)
Fees on mortgage loan sales, net	—	—	2	46	2	101
Other non-interest income	547	825	730	1,053	2,102	3,350
Total non-interest income	$11,918	$13,193	$12,308	$4,776	$37,419	$15,262

Non-interest income for the third quarter of 2017 was $11.9 million, a decrease of $1.3 million from $13.2 million for the second quarter of 2017, primarily due to:

•	A decrease of $946,000 in net gains on sales of loans; and
•	A decrease of $117,000 in servicing fees, primarily due to loan prepayments.

Byline Bancorp, Inc.

During the third quarter of 2017, the Company sold $71.8 million of government guaranteed loans compared to $75.1 million during the second quarter of 2017, contributing to the decline in net gains on sale of loans for the quarter.

Non-interest Expense

The following table presents the components of non-interest expense for the periods indicated:

	Three Months Ended				Nine Months Ended
	September 30,	June 30,	March 31,	September 30,	September 30,	September 30,
(dollars in thousands)	2017	2017	2017	2016	2017	2016
NON-INTEREST EXPENSE
Salaries and employee benefits	$16,323	$17,226	$16,602	$11,266	$50,151	$34,206
Occupancy expense, net	3,301	3,485	3,739	3,358	10,525	10,511
Equipment expense	630	616	563	516	1,809	1,519
Loan and lease related expenses	891	801	877	443	2,569	1,090
Legal, audit and other professional fees	1,608	1,090	1,671	1,065	4,369	3,785
Data processing	2,399	2,447	2,409	1,990	7,255	5,760
Net (gain) loss recognized on other real estate owned and other related expenses	565	141	(570)	292	136	1,386
Regulatory assessments	326	384	184	502	894	1,930
Other intangible assets amortization expense	769	769	769	747	2,307	2,242
Advertising and promotions	196	318	289	156	803	454
Telecommunications	351	396	418	370	1,165	1,284
Other non-interest expense	3,706	1,576	1,900	1,679	7,182	5,521
Total non-interest expense	$31,065	$29,249	$28,851	$22,384	$89,165	$69,688

Non-interest expense for the third quarter of 2017 was $31.1 million, an increase of $1.8 million from $29.2 million for the second quarter of 2017.

The increase in total non-interest expense was primarily due to:

•	Impairment charges, included in other non-interest expense, of $951,000 during the third quarter of 2017, primarily related to the planned disposition of the former headquarters of Byline Bank;
•	An increase of $518,000 in legal, audit and other professional fees, primarily due to the increased costs associated with being a public company;
•	An increase of $424,000 in net loss recognized on other real estate owned and other related expenses, primarily due to lower gains on sales of other real estate owned properties; and
•	An increase of $376,000 in provision for unfunded commitments, included in other non-interest expense, primarily due to growth in unfunded loan and lease commitments.

Partially offset by:

•

A decrease of $903,000 in salaries and employee benefits, primarily due to decreased recruitment costs and increased deferred loan origination costs, mainly salary expense, due to increased loan and lease originations; and

•	A decrease of $184,000 in occupancy expense, net, primarily due to reductions in real estate tax expenses.

The Company’s efficiency ratio was 69.92% for the third quarter of 2017, compared with 66.23% for the second quarter of 2017 and 84.38% for the third quarter of 2016.

Byline Bancorp, Inc.

INCOME TAXES

The Company recorded an income tax benefit of $1.4 million during the third quarter of 2017 compared to a provision of $4.1 million during the second quarter of 2017, a decrease of $5.5 million.  As part of a budget package passed by the Legislature of the State of Illinois, the corporate income tax rate increased from 5.25% to 7.00% effective July 1, 2017.  The Company recorded a state income tax benefit of $4.6 million, or $0.16 per diluted share during the quarter ended September 30, 2017, as a result of increased value to the deferred tax asset related to the Company’s Illinois net loss deduction.

STATEMENTS OF FINANCIAL CONDITION

Total assets were $3.3 billion at September 30, 2017, a decrease of $54.7 million from $3.4 billion at June 30, 2017, and stable compared to $3.3 billion at December 31, 2016.

The decrease in the current quarter was primarily due to:

•	The receipt of net proceeds due of $82.7 million in connection with the Company’s initial public offering;
•	The completion of the repurchase of all of the Company’s Series A Preferred Stock for $25.5 million; and
•	The repayment, in full, of the amount outstanding under the Company’s line of credit of $16.2 million.

Partially offset by:

•	An increase in loans and leases of $67.1 million from $2.1 billion at June 30, 2017 to $2.2 billion at September 30, 2017.

Byline Bancorp, Inc.

The following table shows our allocation of the originated, acquired impaired and acquired non-impaired loans and leases at the dates indicated:

	September 30, 2017		June 30, 2017		December 31, 2016
(dollars in thousands)	Amount	% of Total	Amount	% of Total	Amount	% of Total
Originated loans and leases
Commercial real estate	$463,020	20.9%	$407,173	18.9%	$338,752	15.8%
Residential real estate	398,062	18.0%	384,545	17.9%	394,168	18.3%
Construction, land development, and other land	85,666	3.9%	83,618	3.9%	119,357	5.6%
Commercial and industrial	390,331	17.6%	348,341	16.2%	309,097	14.4%
Installment and other	2,726	0.1%	2,595	0.1%	2,021	0.1%
Leasing financing receivables	134,193	6.0%	129,005	6.0%	118,493	5.5%
Total originated loans and leases	$1,473,998	66.5%	$1,355,277	63.0%	$1,281,888	59.7%
Acquired impaired loans
Commercial real estate	$173,106	7.8%	$188,161	8.8%	$207,303	9.7%
Residential real estate	152,149	6.9%	162,349	7.6%	175,717	8.2%
Construction, land development, and other land	5,424	0.2%	5,830	0.3%	6,979	0.3%
Commercial and industrial	11,433	0.5%	12,400	0.5%	13,464	0.6%
Installment and other	488	0.0%	555	0.0%	574	0.0%
Total acquired impaired loans	$342,600	15.4%	$369,295	17.2%	$404,037	18.8%
Acquired non-impaired loans and leases
Commercial real estate	$225,759	10.2%	$233,855	10.9%	$250,289	11.6%
Residential real estate	32,451	1.5%	37,822	1.8%	40,853	1.9%
Construction, land development, and other land	3,214	0.2%	3,187	0.1%	14,430	0.7%
Commercial and industrial	100,291	4.5%	107,433	5.0%	115,677	5.4%
Installment and other	38	0.0%	365	0.0%	364	0.0%
Leasing financing receivables	38,148	1.7%	42,156	2.0%	40,473	1.9%
Total acquired non-impaired loans and leases	$399,901	18.1%	$424,818	19.8%	$462,086	21.5%
Total loans and leases	$2,216,499	100.0%	$2,149,390	100.0%	$2,148,011	100.0%
Allowance for loan and lease losses	(15,980)		(13,969)		(10,923)
Total loans and leases, net of allowance for loan and lease losses	$2,200,519		$2,135,421		$2,137,088

ASSET QUALITY

Non-Performing Assets

The following table sets forth the amounts of non-performing loans and leases, non-performing assets, and other real estate owned at the dates indicated:

(dollars in thousands)	September 30, 2017	June 30, 2017	March 31, 2017	December 31, 2016	September 30, 2016
Non-accrual loans and leases	$15,121	$15,291	$7,843	$6,784	$7,105
Past due loans and leases 90 days or more and still accruing interest	—	—	—	—	77
Accruing troubled debt restructured loans	1,631	981	1,004	602	686
Total non-performing loans and leases	16,752	16,272	8,847	7,386	7,868
Other real estate owned	13,859	12,684	13,173	16,570	15,274
Total non-performing assets	$30,611	$28,956	$22,020	$23,956	$23,142
Total non-performing loans and leases as a percentage of total loans and leases	0.76%	0.76%	0.41%	0.34%	0.46%
Total non-performing assets as a percentage of total assets	0.93%	0.86%	0.67%	0.73%	0.84%
Allowance for loan and lease losses as a percentage of non-performing loans and leases	95.39%	85.85%	133.57%	147.88%	82.63%

Byline Bancorp, Inc.

Variances in credit quality metrics:

•	Non-performing assets were $30.6 million at September 30, 2017, an increase of $1.7 million from $29.0 million at June 30, 2017;
•	Non-performing loans and leases were $16.8 million at September 30, 2017, an increase of $480,000 from $16.3 million at June 30, 2017; and
•	Other real estate owned was $13.9 million at September 30, 2017, an increase of $1.2 million from $12.7 million at June 30, 2017.

Allowance for Loan and Lease Losses

The following table presents the balance and activity within the allowance for loan and lease losses for the periods indicated:

	Three Months Ended								Nine Months Ended
	September 30,		June 30,		March 31,		September 30,		September 30,		September 30,
(dollars in thousands)	2017		2017		2017		2016		2017		2016
Allowance for loan and lease losses, beginning of period	$13,969		$11,817		$10,923		$6,490		$10,923		$7,632
Provision for loan and lease losses	3,900		3,515		1,891		1,683		9,306		5,348
Net (charge-offs) recoveries of loans	(1,889)		(1,363)		(997)		(1,672)		(4,249)		(6,479)
Allowance for loan and lease losses, end of period	$15,980		$13,969		$11,817		$6,501		$15,980		$6,501

Allowance for loan and lease losses to period end total loans held for investment	0.72%		0.65%		0.55%		0.38%		0.72%		0.65%
Net charge-offs (annualized) to average loans outstanding during the period	0.34%		0.26%		0.19%		0.40%		0.26%		0.56%
Provision for loan and lease losses to net charge-offs during the period	2.06	x	2.58	x	1.90	x	1.01	x	2.19	x	0.83	x

The allowance for loan and lease losses as a percentage of total loans and leases held for investment increased from 0.65% at June 30, 2017 to 0.72% at September 30, 2017. This increase was primarily driven by the growth in the loan and lease portfolio.

Net Charge-Offs

Net charge-offs during the third quarter of 2017 were $1.9 million, or 0.34% of average loans and leases, on an annualized basis, an increase of $526,000 compared to $1.4 million, or 0.26%, during the second quarter of 2017, primarily due to increased Small Business Administration loan charge-off activity.

Byline Bancorp, Inc.

Deposits and Other Liabilities

The following table presents the composition of deposits at the dates indicated:

	September 30,	June 30,	March 31,	December 31,	September 30,
(dollars in thousands)	2017	2017	2017	2016	2016
Non-interest bearing demand deposits	$753,662	$781,636	$732,267	$724,457	$673,823
Interest bearing checking accounts	187,232	182,351	192,317	173,929	190,732
Money market demand accounts	418,006	353,304	393,372	369,074	423,929
Other savings	435,536	445,220	446,847	446,418	438,015
Time deposits (below $100,000)	377,929	395,385	407,471	392,854	292,065
Time deposits ($100,000 and above)	348,564	382,702	403,565	383,662	224,279
Total deposits	$2,520,929	$2,540,598	$2,575,839	$2,490,394	$2,242,843

Total deposits were $2.5 billion at September 30, 2017, a decrease of $19.7 million compared to the previous quarter but an increase of $30.5 million compared to December 31, 2016.

The decrease in the current quarter was primarily due to:

•	A decrease in total time deposits of $51.6 million, from $778.1 million at June 30, 2017 to $726.5 million at September 30, 2017, primarily due to run-off of higher priced time deposits;
•

A decrease in non-interest bearing demand deposits of $28.0 million, from $781.6 million at June 30, 2017 to $753.7 million at September 30, 2017, primarily due to the settlement of a new deposit relationship related to a new loan funding that occurred at the end of the prior quarter, as previously disclosed; and

•	A decrease in other savings deposits of $9.7 million, from $445.2 million at June 30, 2017 to $435.5 million at September 30, 2017, primarily related to seasonal fluctuations.

Partially offset by:

•

An increase in money market demand accounts of $64.7 million, from $353.3 million at June 30, 2017 to $418.0 million at September 30, 2017, primarily due to seasonal fluctuations from a deposit relationship; and

•	An increase in interest bearing checking deposits of $4.9 million, from $182.4 million at June 30, 2017 to $187.2 million at September 30, 2017.

Total borrowings and other liabilities were $325.0 million at September 30, 2017, a decrease of $46.8 million from $371.8 million at June 30, 2017, and a decrease of $97.8 million from $422.8 million at December 31, 2016.

The decrease was primarily due to:

•	The settlement of the repurchase of all of the Company’s Series A Preferred Stock for $25.5 million; and
•	The repayment, in full, of the amount outstanding under the Company’s line of credit of $16.2 million.

Byline Bancorp, Inc.

Partially offset by:

•	An increase in Federal Home Loan Bank advances of $14.9 million, primarily due to the Bank’s ongoing funding needs as a result of increased loan demand.

Stockholders’ Equity

Total stockholders’ equity was $459.5 million at September 30, 2017, an increase of $11.8 million from $447.7 million at June 30, 2017, and an increase of $76.9 million from $382.7 million at December 31, 2016.

The following table presents the actual regulatory capital dollar amounts and ratios of the Company and Byline Bank as of September 30, 2017:

	Actual		Minimum Capital Required		Required for the Bank to be Considered Well Capitalized
(dollars in thousands)	Amount	Ratio	Amount	Ratio	Amount	Ratio
Total capital to risk weighted assets:
Company	$399,542	16.08%	$198,807	8.00%	N/A	N/A
Bank	356,132	14.30%	199,306	8.00%	249,133	10.00%
Tier 1 capital to risk weighted assets:
Company	$381,934	15.37%	$149,105	6.00%	N/A	N/A
Bank	338,524	13.59%	149,480	6.00%	199,306	8.00%
Common Equity Tier 1 (CET1) to risk weighted assets:
Company	$346,052	13.93%	$111,829	4.50%	N/A	N/A
Bank	338,524	13.59%	112,110	4.50%	161,937	6.50%
Tier 1 capital to average assets:
Company	$381,934	11.95%	$127,796	4.00%	N/A	N/A
Bank	338,524	10.57%	128,135	4.00%	160,169	5.00%

Conference Call, Webcast and Slide Presentation

The Company will host a conference call and webcast at 9:00 a.m. Central Time (10:00 a.m. Eastern Time) on Friday, October 27, 2017 to discuss its quarterly financial results.  Analysts and investors may participate in the question-and-answer session. The call can be accessed via telephone at (888) 317-6016.  A recorded replay can be accessed through November 10, 2017 by dialing (877) 344-7529; passcode: 10113038.

A slide presentation relating to the third quarter 2017 results will be accessible prior to the scheduled conference call.  The slide presentation and webcast of the conference call can be accessed on the Events and Presentations page of the Company’s investor relations website at www.bylinebancorp.com.

About Byline Bancorp, Inc.

Headquartered in Chicago, Byline Bancorp, Inc. is the parent company for Byline Bank, a full service commercial bank serving small- and medium-sized businesses, financial sponsors, and consumers. Byline Bank has approximately $3.3 billion in assets and operates more than 50 full service branch locations throughout the Chicago and Milwaukee metropolitan areas. Byline Bank offers a broad range of commercial and retail banking products and services including small ticket equipment leasing solutions and is one of the top 10 Small Business Administration lenders in the United States.

Byline Bancorp, Inc.

Non-GAAP Financial Measures

This release contains certain financial information determined by methods other than in accordance with accounting principles generally accepted in the United States of America (“GAAP”). These measures include non-interest income to total revenues, pre-tax pre-provision return on average assets, tangible book value per share and tangible common equity to tangible assets. Management believes that these non-GAAP financial measures provide useful information to management and investors that is supplementary to the Company’s financial condition, results of operations and cash flows computed in accordance with GAAP; however, management acknowledges that our non-GAAP financial measures have a number of limitations. As such, these disclosures should not be viewed as a substitute for results determined in accordance with GAAP financial measures that we and other companies use. Management also uses these measures for peer comparison. See “Reconciliation of Non-GAAP Financial Measures” in the financial schedules included in this press release for a reconciliation of the non- GAAP financial measures to the comparable GAAP financial measures.

Non-interest income to total revenues is non-interest income divided by net interest income plus non-interest income. Management believes that it is standard practice in the industry to present non-interest income as a percentage of total revenue. Accordingly, management believes providing these measures may be useful for peer comparison.

Pre-tax pre-provision return on average assets is pre-tax income plus the provision for loan and lease losses, divided by average assets. Management believes this metric is important due to the tax benefit resulting from the reversal of the net deferred tax asset valuation allowance and demonstrates profitability excluding the tax benefit and excludes the provision for loan and lease losses.

Tangible book value per share is calculated as tangible common equity, which is stockholders’ equity reduced by preferred stock and goodwill and other intangible assets, divided by total shares of common stock outstanding.  Management believes this metric is important due to the relative changes in the book value per share exclusive of changes in intangible assets.

Tangible common equity to tangible assets is calculated as tangible common equity divided by tangible assets, which is total assets reduced by goodwill and other intangible assets. Management believes this measure is important to investors and analysts interested in relative changes in the ratio of total stockholders’ equity to total assets, each exclusive of changes in intangible assets.

Forward-Looking Statements

This communication contains forward-looking statements within the meaning of the U.S. federal securities laws. Forward-looking statements include, without limitation, statements concerning plans, estimates, calculations, forecasts and projections with respect to the anticipated future performance of the Company. These statements are often, but not always, made through the use of words or phrases such as ‘‘may’’, ‘‘might’’, ‘‘should’’, ‘‘could’’, ‘‘predict’’, ‘‘potential’’, ‘‘believe’’, ‘‘expect’’, ‘‘continue’’, ‘‘will’’, ‘‘anticipate’’, ‘‘seek’’, ‘‘estimate’’, ‘‘intend’’, ‘‘plan’’, ‘‘projection’’, ‘‘would’’, ‘‘annualized’’, “target” and ‘‘outlook’’, or the negative version of those words or other comparable words or phrases of a future or forward-looking nature. Forward-looking statements reflect various assumptions and involve elements of subjective judgement and analysis, which may or may not prove to be correct, and which are subject to uncertainties and contingencies outside the control of Byline and its respective affiliates, directors, employees and other representatives, which could cause actual results to differ materially from those presented in this communication. No representations, warranties or guarantees are or will

Byline Bancorp, Inc.

be made by Byline as to the reliability, accuracy or completeness of any forward-looking statements contained in this communication or that such forward-looking statements are or will remain based on reasonable assumptions. You should not place undue reliance on any forward-looking statements contained in this communication. Forward-looking statements speak only as of the date they are made, and we assume no obligation to update any of these statements in light of new information, future events or otherwise unless required under the federal securities laws.

Contacts:

Investors:	Media:
Allyson Pooley/Tony Rossi	Erin O’Neill
Financial Profiles, Inc.	Director of Marketing
IRBY@bylinebank.com	Byline Bank
773-475-2901
eoneill@bylinebank.com

Byline Bancorp, Inc.

BYLINE BANCORP, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION (unaudited)

(dollars in thousands)	September 30, 2017	June 30, 2017	March 31, 2017	December 31, 2016	September 30, 2016
ASSETS
Cash and due from banks	$16,193	$17,740	$15,541	$17,735	$15,972
Interest bearing deposits with other banks	46,043	62,081	67,726	28,798	34,988
Cash and cash equivalents	62,236	79,821	83,267	46,533	50,960
Securities available-for-sale, at fair value	584,684	591,933	590,507	608,560	628,619
Securities held-to-maturity, at amortized cost	121,453	127,397	132,897	138,846	147,441
Restricted stock, at cost	10,628	11,978	9,503	14,993	11,250
Loans held for sale	2,087	6,835	23,492	23,976	1,278
Loans and leases:
Loans and leases	2,216,499	2,149,390	2,143,534	2,148,011	1,717,509
Allowance for loan and lease losses	(15,980)	(13,969)	(11,817)	(10,923)	(6,501)
Net loans and leases	2,200,519	2,135,421	2,131,717	2,137,088	1,711,008
Servicing assets, at fair value	21,669	21,424	21,223	21,091	—
Accrued interest receivable	7,183	6,961	7,498	6,866	5,937
Premises and equipment, net	96,334	98,891	99,563	102,074	105,301
Assets held for sale	12,938	13,666	13,666	14,748	11,178
Other real estate owned, net	13,859	12,684	13,173	16,570	15,274
Goodwill	51,975	51,975	51,975	51,975	25,688
Other intangible assets, net	17,522	18,290	19,058	19,826	20,100
Bank-owned life insurance	5,680	5,643	6,676	6,557	4,166
Deferred tax assets, net	60,350	58,784	62,925	67,760	—
Due from broker	—	82,699	—	—	—
Due from counterparty	21,084	19,257	—	—	—
Other assets	15,241	16,463	17,573	18,367	9,729
Total assets	$3,305,442	$3,360,122	$3,284,713	$3,295,830	$2,747,929
LIABILITIES AND STOCKHOLDERS’ EQUITY
LIABILITIES
Non-interest bearing demand deposits	$753,662	$781,636	$732,267	$724,457	$673,823
Interest bearing deposits:
NOW, savings accounts, and money market accounts	1,040,774	980,875	1,032,536	989,421	1,052,676
Time deposits	726,493	778,087	811,036	776,516	516,344
Total deposits	2,520,929	2,540,598	2,575,839	2,490,394	2,242,843
Accrued interest payable	1,184	1,562	1,893	2,427	484
Line of credit	—	16,150	18,150	20,650	—
Federal Home Loan Bank advances	234,559	219,611	209,663	313,715	183,000
Securities sold under agreements to repurchase	30,807	32,429	31,940	17,249	14,094
Junior subordinated debentures issued to capital trusts, net	27,482	27,309	27,130	26,926	25,371
Accrued expenses and other liabilities	30,948	74,732	30,415	41,811	31,033
Total liabilities	2,845,909	2,912,391	2,895,030	2,913,172	2,496,825
STOCKHOLDERS’ EQUITY
Preferred stock	10,438	10,438	25,441	25,441	15,003
Common stock	292	292	—	—	—
Additional paid-in capital	391,040	390,660	313,838	313,552	245,345
Retained earnings (accumulated deficit)	62,311	52,753	57,304	50,933	(12,982)
Accumulated other comprehensive income (loss), net of tax	(4,548)	(6,412)	(6,900)	(7,268)	3,738
Total stockholders’ equity	459,533	447,731	389,683	382,658	251,104
Total liabilities and stockholders’ equity	$3,305,442	$3,360,122	$3,284,713	$3,295,830	$2,747,929

Byline Bancorp, Inc.

BYLINE BANCORP, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS (unaudited)

	Three Months Ended				Nine Months Ended
	September 30,	June 30,	March 31,	September 30,	September 30,	September 30,
(dollars in thousands, except share and per share data)	2017	2017	2017	2016	2017	2016
INTEREST AND DIVIDEND INCOME
Interest and fees on loans and leases	$30,933	$29,181	$28,396	$19,081	$88,510	$56,334
Interest on taxable securities	3,720	3,703	3,790	3,312	11,213	10,492
Interest on tax-exempt securities	174	151	133	152	458	509
Other interest and dividend income	217	280	169	112	666	254
Total interest and dividend income	35,044	33,315	32,488	22,657	100,847	67,589
INTEREST EXPENSE
Deposits	2,112	1,923	1,483	1,063	5,518	3,281
Federal Home Loan Bank advances	850	772	660	200	2,282	371
Subordinated debentures and other borrowings	670	809	807	529	2,286	1,571
Total interest expense	3,632	3,504	2,950	1,792	10,086	5,223
Net interest income	31,412	29,811	29,538	20,865	90,761	62,366
PROVISION FOR LOAN AND LEASE LOSSES	3,900	3,515	1,891	1,683	9,306	5,348
Net interest income after provision for loan and lease losses	27,512	26,296	27,647	19,182	81,455	57,018
NON-INTEREST INCOME
Fees and service charges on deposits	1,418	1,348	1,219	1,465	3,985	4,227
Servicing fees	959	1,076	919	—	2,954	—
ATM and interchange fees	1,495	1,499	1,348	1,470	4,342	4,392
Net gains on sales of securities available-for- sale	—	—	8	802	8	3,231
Net gains (losses) on sales of loans	7,499	8,445	8,082	(60)	24,026	(39)
Fees on mortgage loan sales, net	—	—	2	46	2	101
Other non-interest income	547	825	730	1,053	2,102	3,350
Total non-interest income	11,918	13,193	12,308	4,776	37,419	15,262
NON-INTEREST EXPENSE
Salaries and employee benefits	16,323	17,226	16,602	11,266	50,151	34,206
Occupancy expense, net	3,301	3,485	3,739	3,358	10,525	10,511
Equipment expense	630	616	563	516	1,809	1,519
Loan and lease related expenses	891	801	877	443	2,569	1,090
Legal, audit and other professional fees	1,608	1,090	1,671	1,065	4,369	3,785
Data processing	2,399	2,447	2,409	1,990	7,255	5,760
Net (gain) loss recognized on other real estate owned and other related expenses	565	141	(570)	292	136	1,386
Regulatory assessments	326	384	184	502	894	1,930
Other intangible assets amortization expense	769	769	769	747	2,307	2,242
Advertising and promotions	196	318	289	156	803	454
Telecommunications	351	396	418	370	1,165	1,284
Other non-interest expense	3,706	1,576	1,900	1,679	7,182	5,521
Total non-interest expense	31,065	29,249	28,851	22,384	89,165	69,688
INCOME BEFORE PROVISION FOR INCOME TAXES	8,365	10,240	11,104	1,574	29,709	2,592
PROVISION (BENEFIT) FOR INCOME TAXES	(1,390)	4,094	4,544	9	7,248	(222)
NET INCOME	9,755	6,146	6,560	1,565	22,461	2,814
Dividends on preferred shares	195	10,697	189	—	11,081	—
INCOME AVAILABLE (LOSS ATTRIBUTABLE) TO COMMON STOCKHOLDERS	$9,560	$(4,551)	$6,371	$1,565	$11,380	$2,814
EARNINGS (LOSS) PER COMMON SHARE
Basic	$0.33	$(0.18)	$0.26	$0.08	$0.43	$0.15
Diluted	$0.32	$(0.18)	$0.25	$0.08	$0.43	$0.15
Weighted average common shares outstanding for basic earnings (loss) per common share	29,246,900	24,667,587	24,616,706	19,497,811	26,194,025	18,838,354
Diluted weighted average common shares outstanding for diluted earnings (loss) per common share	29,752,331	24,667,587	25,078,427	19,763,434	26,697,841	19,103,977

Byline Bancorp, Inc.

BYLINE BANCORP, INC. AND SUBSIDIARIES

SELECTED FINANCIAL DATA (unaudited)

	As of or For the Three Months Ended				As of or For the Nine Months Ended
	September 30,	June 30,	March 31,	September 30,	September 30,	September 30,
(dollars in thousands, except share and per share data)	2017	2017	2017	2016	2017	2016
Summary of Operations
Net interest income	$31,412	$29,811	$29,538	$20,865	$90,761	$62,366
Provision for loan and lease losses	3,900	3,515	1,891	1,683	9,306	5,348
Non-interest income	11,918	13,193	12,308	4,776	37,419	15,262
Non-interest expense	31,065	29,249	28,851	22,384	89,165	69,688
Income before provision for income taxes	8,365	10,240	11,104	1,574	29,709	2,592
Provision (benefit) for income taxes	(1,390)	4,094	4,544	9	7,248	(222)
Net income	9,755	6,146	6,560	1,565	22,461	2,814
Dividends on preferred shares	195	10,697	189	—	11,081	—
Net income (loss) available (attributable) to common stockholders	$9,560	$(4,551)	$6,371	$1,565	$11,380	$2,814

Earnings per Common Share
Basic earnings (loss) per common share	$0.33	$(0.18)	$0.26	$0.08	$0.43	$0.15
Diluted earnings (loss) per common share	$0.32	$(0.18)	$0.25	$0.08	$0.43	$0.15
Weighted average common shares outstanding (basic)	29,246,900	24,667,587	24,616,706	19,497,811	26,194,025	18,838,354
Weighted average common shares outstanding (diluted)	29,752,331	24,667,587	25,078,427	19,763,434	26,697,841	19,103,977
Common shares outstanding	29,305,400	29,246,900	24,616,706	20,410,850	29,305,400	20,410,850

Key Ratios (annualized where applicable)
Net interest margin	4.18%	4.02%	4.00%	3.37%	4.07%	3.46%
Cost of deposits	0.33%	0.30%	0.24%	0.19%	0.29%	0.20%
Efficiency ratio(1)	69.92%	66.23%	67.11%	84.38%	67.76%	86.88%
Non-interest expense to average assets	3.73%	3.57%	3.53%	3.33%	3.61%	3.55%
Return on average stockholders' equity	8.44%	6.21%	6.83%	2.63%	7.23%	1.70%
Return on average assets	1.17%	0.75%	0.80%	0.23%	0.91%	0.14%
Non-interest income to total revenues(2)	27.51%	30.68%	29.41%	18.62%	29.19%	19.66%
Pre-tax pre-provision return on average assets(2)	1.47%	1.68%	1.59%	0.48%	1.58%	0.40%
Non-interest bearing deposits to total deposits	29.90%	30.77%	28.43%	30.04%	29.90%	30.04%
Deposits per branch	$44,227	$44,572	$45,190	$33,475	$44,227	$33,475
Loans and leases held for sale and loans and lease held for investment to total deposits	88.01%	84.87%	84.13%	76.63%	88.01%	76.63%
Deposits to total liabilities	88.58%	87.23%	88.97%	89.83%	88.58%	89.83%
Tangible book value per common share(2)	$12.95	$12.55	$11.91	$9.32	$12.95	$9.32

Asset Quality Ratios
Non-performing loans and leases to total loan and leases held for investment, net before ALLL	0.76%	0.76%	0.41%	0.46%	0.76%	0.46%
ALLL to total loans and leases held for investment, net before ALLL	0.72%	0.65%	0.55%	0.38%	0.72%	0.38%
Net charge-offs to average total loans and leases held for investment, net before ALLL	0.34%	0.26%	0.19%	0.40%	0.26%	0.56%
Acquisition accounting adjustments(3)	$34,249	$37,713	$41,024	$15,864	$34,249	$15,864

Capital Ratios
Common equity to assets	13.59%	13.01%	11.09%	8.59%	13.59%	8.59%
Tangible common equity to tangible assets(2)	11.73%	11.16%	9.12%	7.04%	11.73%	7.04%
Leverage ratio	11.95%	11.73%	9.59%	9.29%	11.95%	9.29%
Common equity tier 1 capital ratio	13.93%	13.61%	10.85%	10.22%	13.93%	10.22%
Tier 1 capital ratio	15.37%	15.06%	12.94%	12.84%	15.37%	12.84%
Total capital ratio	16.08%	15.68%	13.49%	13.22%	16.08%	13.22%
(1)	Represents non-interest expense less amortization of intangible assets divided by net interest income and non-interest income.
(2)	Represents a non-GAAP financial measure. See Reconciliation of non-GAAP Financial Measures” for a reconciliation of our non-GAAP measures to the most directly comparable GAAP financial measure.
(3)	Represents the remaining unamortized premium or unaccreted discount as a result of applying the fair value adjustment at the time of the business combination on acquired loans.

Byline Bancorp, Inc.

BYLINE BANCORP, INC. AND SUBSIDIARIES

QUARTER-TO-DATE STATEMENT OF AVERAGE INTEREST-EARNING ASSETS AND AVERAGE INTEREST-BEARING LIABILITIES (unaudited)

	For the Three Months Ended September 30,
	2017			2016
(dollars in thousands)	Average Balance(5)	Interest Inc / Exp	Average Yield / Rate	Average Balance(5)	Interest Inc / Exp	Average Yield / Rate
ASSETS
Cash and cash equivalents	$48,354	$106	0.87%	$31,794	$25	0.31%
Loans and leases(1)	2,193,076	30,933	5.60%	1,660,323	19,081	4.57%
Securities available-for-sale(2)	602,146	3,181	2.10%	614,285	2,750	1.78%
Securities held-to-maturity	111,345	650	2.32%	134,989	649	1.91%
Tax-exempt securities	26,166	174	2.63%	19,953	152	3.03%
Total interest-earning assets	$2,981,087	$35,044	4.66%	$2,461,344	$22,657	3.66%
Allowance for loan and lease losses	(14,570)			(6,938)
All other assets	340,669			220,494
TOTAL ASSETS	$3,307,186			$2,674,900
LIABILITIES AND STOCKHOLDERS’ EQUITY
Deposits
Interest checking	$186,447	$29	0.06%	$185,583	$33	0.07%
Money market accounts	388,365	275	0.28%	406,531	261	0.27%
Savings	441,096	79	0.07%	442,269	76	0.07%
Time deposits	758,518	1,729	0.90%	507,570	693	0.54%
Total interest bearing deposits	1,774,426	2,112	0.47%	1,541,953	1,063	0.27%
Federal Home Loan Bank advances	222,800	850	1.51%	173,141	200	0.46%
Other borrowed funds	60,418	670	4.40%	38,482	529	5.46%
Total borrowings	283,218	1,520	2.13%	211,623	729	1.37%
Total interest bearing liabilities	$2,057,644	$3,632	0.70%	$1,753,576	$1,792	0.41%
Non-interest checking	748,523			653,642
Other liabilities	42,577			30,913
Total stockholders’ equity	458,442			236,769
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$3,307,186			$2,674,900
Net interest spread(3)			3.96%			3.25%
Net interest income		$31,412			$20,865
Net interest margin(4)			4.18%			3.37%

Net loan accretion impact on margin		$2,166	0.29%		$1,185	0.19%
Net interest margin excluding loan accretion(6)			3.89%			3.18%
(1)	Loan and lease balances are net of deferred origination fees and costs and initial indirect costs. Non-accrual loans and leases are included in total loan and lease balances.
(2)	Interest income and rates exclude the effects of a tax equivalent adjustment to adjust tax exempt investment income on tax exempt investment securities to a fully taxable basis due to immateriality.
(3)	Represents the average rate earned on interest-earning assets minus the average rate paid on interest-bearing liabilities.
(4)	Represents net interest income (annualized) divided by total average earning assets.
(5)	Average balances are average daily balances.
(6)	Represents a non-GAAP financial measure. See “Reconciliation of non-GAAP Financial Measures” for a reconciliation of our non-GAAP measures to the most directly comparable GAAP financial measure.

Byline Bancorp, Inc.

BYLINE BANCORP, INC. AND SUBSIDIARIES

YEAR-TO-DATE STATEMENT OF AVERAGE INTEREST-EARNING ASSETS AND AVERAGE INTEREST-BEARING LIABILITIES (unaudited)

	For the Nine Months Ended September 30,
	2017			2016
(dollars in thousands)	Average Balance(5)	Interest Inc / Exp	Average Yield / Rate	Average Balance(5)	Interest Inc / Exp	Average Yield / Rate
ASSETS
Cash and cash equivalents	$54,894	$327	0.80%	$29,954	$66	0.29%
Loans and leases(1)	2,180,507	88,510	5.43%	1,543,948	56,334	4.87%
Securities available-for-sale(2)	610,249	9,525	2.09%	676,334	8,647	1.71%
Securities held-to-maturity	116,764	2,027	2.32%	136,127	2,033	1.99%
Tax-exempt securities	22,033	458	2.78%	20,932	509	3.25%
Total interest-earning assets	$2,984,447	$100,847	4.52%	$2,407,295	$67,589	3.75%
Allowance for loan and lease losses	(12,715)			(7,525)
All other assets	330,209			225,316
TOTAL ASSETS	$3,301,941			$2,625,086
LIABILITIES AND STOCKHOLDERS’ EQUITY
Deposits
Interest checking	$185,409	$87	0.06%	$187,159	$97	0.07%
Money market accounts	376,751	712	0.25%	399,240	747	0.25%
Savings	445,082	237	0.07%	441,773	227	0.07%
Time deposits	782,672	4,482	0.77%	526,516	2,210	0.56%
Total interest bearing deposits	1,789,914	5,518	0.41%	1,554,688	3,281	0.28%
Federal Home Loan Bank advances	249,630	2,282	1.22%	124,277	371	0.40%
Other borrowed funds	68,803	2,286	4.44%	37,620	1,571	5.58%
Total borrowings	318,433	4,568	1.92%	161,897	1,942	1.60%
Total interest bearing liabilities	$2,108,347	$10,086	0.64%	$1,716,585	$5,223	0.41%
Non-interest checking	736,982			650,803
Other liabilities	41,393			37,249
Total stockholders’ equity	415,219			220,449
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$3,301,941			$2,625,086
Net interest spread(3)			3.88%			3.34%
Net interest income		$90,761			$62,366
Net interest margin(4)			4.07%			3.46%

Net loan accretion impact on margin		$6,347	0.28%		$1,502	0.08%
Net interest margin excluding loan accretion(6)			3.79%			3.38%
(1)	Loan and lease balances are net of deferred origination fees and costs and initial indirect costs. Non-accrual loans and leases are included in total loan and lease balances.
(2)	Interest income and rates exclude the effects of a tax equivalent adjustment to adjust tax exempt investment income on tax exempt investment securities to a fully taxable basis due to immateriality.
(3)	Represents the average rate earned on interest-earning assets minus the average rate paid on interest-bearing liabilities.
(4)	Represents net interest income (annualized) divided by total average earning assets.
(5)	Average balances are average daily balances.
(6)	Represents a non-GAAP financial measure. See “Reconciliation of non-GAAP Financial Measures” for a reconciliation of our non-GAAP measures to the most directly comparable GAAP financial measure.

Byline Bancorp, Inc.

BYLINE BANCORP, INC. AND SUBSIDIARIES

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES (unaudited)

	As of or For the Three Months Ended				As of or For the Nine Months Ended
	September 30,	June 30,	March 31,	September 30,	September 30,	September 30,
(dollars in thousands, except share and per share data)	2017	2017	2017	2016	2017	2016
Net interest margin:
Reported net interest margin	4.18%	4.02%	4.00%	3.37%	4.07%	3.46%
Effect of accretion income on acquired loans	(0.29)%	(0.33)%	(0.23)%	(0.19)%	(0.28)%	(0.08)%
Net interest margin excluding accretion	3.89%	3.69%	3.77%	3.18%	3.79%	3.38%
Total revenues:
Net interest income	$31,412	$29,811	$29,538	$20,865	$90,761	$62,366
Add: Non-interest income	11,918	13,193	12,308	4,776	37,419	15,262
Total revenues	$43,330	$43,004	$41,846	$25,641	$128,180	$77,628
Non-interest income to total revenues:
Non-interest income	$11,918	$13,193	$12,308	$4,776	$37,419	$15,262
Total revenues	43,330	43,004	41,846	25,641	128,180	77,628
Non-interest income to total revenues	27.51%	30.68%	29.41%	18.63%	29.19%	19.66%
Pre-tax pre-provision net income:
Pre-tax income	$8,365	$10,240	$11,104	$1,574	$29,709	$2,592
Add: Provision for loan and lease losses	3,900	3,515	1,891	1,683	9,306	5,348
Pre-tax pre-provision net income	$12,265	$13,755	$12,995	$3,257	$39,015	$7,940
Pre-tax pre-provision return on average assets:
Total average assets	$3,307,186	$3,284,665	$3,315,095	$2,674,900	$3,301,941	$2,625,086
Pre-tax pre-provision net income	12,265	13,755	12,995	3,257	39,015	7,940
Pre-tax pre-provision return on average assets	1.47%	1.68%	1.59%	0.48%	1.58%	0.40%
Tangible common equity:
Total stockholders' equity	$459,533	$447,731	$389,683	$251,104	$459,533	$251,104
Less: Preferred stock	10,438	10,438	25,441	15,003	10,438	15,003
Less: Goodwill	51,975	51,975	51,975	25,688	51,975	25,688
Less: Core deposit intangibles and other intangibles	17,522	18,290	19,058	20,100	17,522	20,100
Tangible common equity	$379,598	$367,028	$293,209	$190,313	$379,598	$190,313
Tangible assets:
Total assets	$3,305,442	$3,360,122	$3,284,713	$2,747,929	$3,305,442	$2,747,929
Less: Goodwill	51,975	51,975	51,975	25,688	51,975	25,688
Less: Core deposit intangibles and other intangibles	17,522	18,290	19,058	20,100	17,522	20,100
Tangible assets	$3,235,945	$3,289,857	$3,213,680	$2,702,141	$3,235,945	$2,702,141
Tangible book value per share:
Tangible common equity	$379,598	$367,028	$293,209	$190,313	$379,598	$190,313
Shares of common stock outstanding	29,305,400	29,246,900	24,616,706	20,410,850	29,305,400	20,410,850
Tangible book value per share	$12.95	$12.55	$11.91	$9.32	$12.95	$9.32
Tangible common equity to tangible assets:
Tangible common equity	$379,598	$367,028	$293,209	$190,313	$379,598	$190,313
Tangible assets	3,235,945	3,289,857	3,213,680	2,702,141	3,235,945	2,702,141
Tangible common equity to tangible assets	11.73%	11.16%	9.12%	7.04%	11.73%	7.04%